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                                                                     Exhibit 4.3


                              CERTIFICATE OF TRUST
                                       OF
                      EQUITABLE RESOURCES CAPITAL TRUST I

          THIS CERTIFICATE OF TRUST of Equitable Resources Capital Trust I (the "Trust"), dated as of January 7, 1998, is being duly executed and filed by the undersigned, as trustee, to form a business trust under the Delaware Business Trust Act (12 Del. C. (S) 3801, et seq.).
              -------           -- ---

          (i) Name.  The name of the business trust being formed hereby is
              ----
Equitable Resources Capital Trust I.

          (ii) Delaware Trustee.  The name and business address of the trustee
               ----------------
of the Trust in the State of Delaware are Bankers Trust (Delaware), E.A. Delle Donne Corporate Center, Montgomery Bldg., 1011 Centre Road, Suite 200, Wilmington, Delaware 19805-1266.

          (iii)     Effective Date.  This Certificate of Trust shall be
                    --------------
effective as of its filing.

          IN WITNESS WHEREOF, the undersigned, being the trustee of the Trust, has executed this Certificate of Trust as of the date first above written.



                            BANKERS TRUST (DELAWARE),
                                 not in its individual capacity
                                 but solely as trustee



                            By:  _______________________
                            Name:
                            Title: